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                                                                    EXHIBIT 3.15

[SEAL]

                            ARTICLES OF INCORPORATION
                                       OF
                               D & P PATHOLOGY, INC.

                             (A FLORIDA CORPORATION)

                                ARTICLE I - NAME

     The name of the Corporation is D & P PATHOLOGY, INC. (hereinafter called the "Corporation").

                              ARTICLE II - CAPITAL

     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

                          ARTICLE III - MAILING ADDRESS

     The current mailing address of the principal place of business of the Corporation is 6061 Northeast 14th Avenue, Fort Lauderdale, Florida 33334.

                     ARTICLE IV - INITIAL BOARD OF DIRECTORS

     The Corporation's Board of Directors (the "Board") shall consist of not fewer than one (1) nor more than five (5) directors, and shall initially consist of one (1) director. The number of directors within these limits may be increased or decreased from time to time as provided in the By-laws of the Corporation. The name of the initial director of the Corporation is James C. New.

                      ARTICLE V - INITIAL REGISTERED AGENT

     The street address of the initial registered office of the Corporation is 1201 Hays Street, Tallahassee, Florida 32301. The name of the initial registered agent of the Corporation at that address is Corporation Service Company.

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                            ARTICLE VI - INCORPORATOR

     The name and address of the incorporator of the Corporation is Keith Wasserstrom, 515 East Las Olas Boulevard, Suite 1500, Fort Lauderdale, Florida 33301.

                 ARTICLE VII - LIMITATION ON DIRECTOR LIABILITY

     A director shall not be personally liable to the Corporation or the holders of shares of capital stock for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the Corporation or such holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 607.0831 of the Florida Business Corporation Act (the "FBCA"), or (iv) for any transaction from which such director derives an improper personal benefit. If the FBCA is hereafter amended to authorize the further or broader elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the FBCA, as so amended. No repeal or modification of this Article VII shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.

                         ARTICLE VIII - INDEMNIFICATION

     The Corporation shall indemnify and advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by law us now or hereafter in effect. Without limiting the generality of the foregoing, the By-laws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board may from time to time deem appropriate or advisable.

                              ARTICLE IX - BY-LAWS

     The Board shall have the power to adopt, amend or repeal the By-laws of the Corporation or any part thereof.

                              ARTICLE X - AMENDMENT

     These Articles of Incorporation may be altered, amended or repealed by the shareholders of the Corporation in accordance with the applicable provisions of Florida law.

                                       -2-
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     IN WITNESS WHEREOF, the incorporator has executed these Articles of
Incorporation of D & P PATHOLOGY, INC this 12th day of February, 1996.


                                          /s/ Keith Wasserstrom
                                          -------------------------------------
                                          KEITH WASSERSTROM
                                          Incorporator

                           CONSENT OF REGISTERED AGENT
                                       OF
                              D & P PATHOLOGY, INC.

     The undersigned, Corporation Service Company, whose business address is 1201 Hays Street, Tallahassee, Florida 32301, hereby accepts appointment as the initial registered agent of D & P PATHOLOGY, INC., a Florida corporation, and accepts the obligations provided for in Section 607.0505, Florida Statutes.


                                          CORPORATION SERVICE COMPANY
                                          Registered Agent


                                          By: /s/ Karen B. Rozar
                                             -----------------------------------
                                             Karen B. Rozar, as its agent

                                       -3-
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[SEAL]

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              D & P PATHOLOGY, INC.

     (Pursuant to Section 607.1006 of the Florida Business Corporation Act)

     The undersigned, James C. New, being the President of D & P Pathology, Inc., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), the Articles of Incorporation of which were initially filed with the Department of State of the State of Florida on February 13, 1996, DOES HEREBY CERTIFY:

     1.   The name of this Corporation is D & P PATHOLOGY, INC.

     2. The Corporation's Articles of Incorporation are hereby amended as follows:

          (a) Article I of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and replaced by the following:

               "The name of the Corporation is AMERIPATH FLORIDA, INC. (hereinafter called the "Corporation")"

     3. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

     4. The Amendment hereby made to the Articles of Incorporate .1 was duly adopted by a written consent executed by the sole Shareholder and the sole member of the Board of Directors of the Corporation as of the l6 day of May, 1996, pursuant to Sections 607.0704 and 607.0821 of the Florida Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of D & P Pathology, Inc., this 16 day of May, 1996.


                                          /s/ James C. New
                                          --------------------------------------
                                          JAMES C. NEW, President